Exhibit 99.1

ENTEROMEDICS ANNOUNCES MANAGEMENT CHANGES WITHIN THE

CLINICAL DEPARTMENT

Dennis Kim, M.D., to Leave; Katherine Tweden, Ph.D., Named Interim Vice

President of Medical Affairs; Richard R. Wilson, M.D., Named Interim Chief

Medical Officer

St. Paul, MN – September 18, 2008 - EnteroMedics Inc. (NASDAQ: ETRM), the developer of medical devices using neuroblocking technology to treat obesity and other gastrointestinal disorders, announced today that Dennis Kim, M.D., Vice President of Medical Affairs and Chief Medical Officer has resigned from the Company and plans to assume a position at a company based in San Diego, CA, where his family resides.

In addition, EnteroMedics announced today that Katherine S. Tweden, Ph.D., Vice President of Research, will also assume the role of interim Vice President of Medical Affairs, overseeing daily operations of the Company’s clinical department. Dr. Tweden is a co-founder of the Company and has been head of its research department since January of 2003. Richard R. Wilson, M.D., has been named interim Chief Medical Officer, where he will provide medical support to the clinical department, as well as continue to represent EnteroMedics to the EMPOWER Data Safety Monitoring Board. Dr. Wilson has served as a clinical consultant and medical liaison to the Company since its inception, and has twenty-five years of experience in the research, development, global registration and commercialization of numerous health care products.

Both Dr. Tweden and Dr. Wilson participated in the design and implementation of the Company’s clinical studies, including the EMPOWER pivotal trial. Both will report to Mark Knudson, Ph.D., President and CEO of the Company, and will continue to work closely with each other in coordinating the Company’s clinical development efforts.

“We understand the personal circumstances that led to Dennis’ decision and appreciate his contributions to EnteroMedics,” commented Dr. Knudson. “Thanks to our team of experienced senior executives, we have the expertise in place to continue guiding VBLOC Therapy’s clinical direction. Rich brings continuity with the medical community that, together with Katherine’s closeness to the clinical team and the technology, ideally positions them to lead our clinical efforts while we assess our future needs.”

About EnteroMedics Inc.

EnteroMedics is a development stage medical device company focused on the design and development of devices that use neuroblocking technology to treat obesity and other gastrointestinal disorders. EnteroMedics’ proprietary neuroblocking technology, VBLOC™ vagal blocking therapy, is designed to intermittently block the vagus nerves using high-frequency, low-energy, electrical impulses. EnteroMedics has met its enrollment goal under an FDA-approved investigational device exemption (IDE) for the EMPOWER Study using the Maestro™ System, its initial product for the treatment of obesity. For more information, visit www.enteromedics.com.

Forward-Looking Safe Harbor Statement

This press release contains forward-looking statements about EnteroMedics Inc. Our actual results could differ materially from those discussed due to known and unknown risks, uncertainties and other factors including our limited history of operations, our losses since inception and for the foreseeable future; our lack of regulatory approval for our Maestro™ System for the treatment of obesity; our inability to complete our EMPOWER pivotal trial and other clinical trials, or significant delays in the completion of our clinical trials; our ability to timely commercialize our Maestro System; our dependence on third parties to initiate and perform our clinical trials; the need to obtain regulatory approval for any modifications to our Maestro System; physician adoption of our Maestro System and VBLOC™ vagal blocking therapy; our ability to obtain third party coding, coverage or payment levels; ongoing regulatory compliance; our dependence on third party manufacturers and suppliers; the successful development of our sales and marketing capabilities; our ability to raise additional capital when needed; our ability to attract and retain management and other personnel and to manage our growth effectively; potential product liability claims; potential healthcare fraud and abuse claims; and our ability to obtain and maintain intellectual property protection for our technology and products. These and additional risks and uncertainties are described more fully in the Company’s filings with the Securities and Exchange Commission, particularly those factors identified as “risk factors” in the Company’s Form 10-K dated March 13, 2008. We are providing this information as of the date of this press release and do not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Caution-Investigational device. Limited by Federal law to investigational use.

The implantation procedure and usage of the Maestro™ System carry some risks, such as the risk generally associated with laparoscopic procedures and those related to treatment as described in the EMPOWER clinical trial informed consent.

Contact:

EnteroMedics Inc.

Greg S. Lea

(651) 789-2860

ir@enteromedics.com

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